SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934
                          (Amendment No. ______)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         ARKANSAS BEST CORPORATION
              -----------------------------------------------
             (Name of Registrant as Specified In Its Charter)


                         Richard F. Cooper
                         Secretary
                         1000 South 21st Street
                         Fort Smith, AR 72901
                 -----------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     4)  Proposed maximum aggregate value of transaction:

*Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                         ARKANSAS BEST CORPORATION





April 11, 1994


To the Shareholders of Arkansas Best Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders of Arkansas Best Corporation on Tuesday, May 10, 1994 at 1:00 p.m. at 1000 South 21st Street, Fort Smith, Arkansas 72901. A notice of the meeting, a proxy card and a proxy statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. We look forward to the Annual Meeting of Shareholders and we hope you will attend the meeting or be represented by proxy.

WE URGE YOU TO SIGN AND DATE YOUR ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE EVEN IF YOU ARE PLANNING TO ATTEND THE MEETING.



William A. Marquard                     Robert A. Young III
Chairman of the Board                   President-Chief Executive Officer




ARKANSAS BEST CORPORATION, POST OFFICE BOX 48, FORT SMITH, ARKANSAS 72902

                         ARKANSAS BEST CORPORATION

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held May 10, 1994



To the Shareholders:

The Annual Meeting of Shareholders of Arkansas Best Corporation, a Delaware corporation, will be held at 1000 South 21st Street, Fort Smith, Arkansas 72901 on Tuesday, May 10, 1994 at 1:00 p.m. for the following purposes:

     1. To elect two Class II directors for terms to expire at the 1997 Annual Meeting of Shareholders;

     2. To approve an amendment to the Arkansas Best Corporation 1992 Stock Option Plan;

     3. To ratify the appointment of Ernst & Young as independent auditors for fiscal year 1994;
     4. To act upon such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

Only shareholders of record at the close of business on March 14, 1994 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

PLEASE COMPLETE, SIGN AND DATE YOUR ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                   By Order of the Board of Directors,


Fort Smith, Arkansas                         Richard F. Cooper
April 11, 1994                                   Secretary

                         ARKANSAS BEST CORPORATION

                              PROXY STATEMENT


This Proxy Statement is furnished to the shareholders of Arkansas Best Corporation ("ABC" or the "Company"), in connection with the solicitation of proxies on behalf of the ABC Board of Directors (the "Board") to be voted at the Annual Meeting of Shareholders on May 10, 1994 ("1994 Annual Meeting") for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and Notice of Meeting, the related proxy card and the 1993 Annual Report to Shareholders are being mailed to shareholders beginning on or about April 11, 1994. ABC's principal place of business is 1000 South 21st Street, Fort Smith, Arkansas 72901, and its telephone number is 501/785-6000.

                                RECORD DATE

The Board has fixed the close of business on March 14, 1994 as the record date for the 1994 Annual Meeting. Only shareholders of record on that date will be entitled to vote at the meeting in person or by proxy.

                                  PROXIES

The proxies named on the enclosed proxy card were appointed by the Board to vote the shares represented by the proxy card. Upon receipt by the Company of a properly signed and dated proxy card, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder does not return a signed proxy card, his or her shares cannot be voted by proxy. Shareholders are urged to mark the ovals on the proxy card to show how their shares are to be voted. If a shareholder returns a signed proxy card without marking the ovals, the shares represented by the proxy card will be voted as recommended by the Board herein and in the proxy card. The proxy card also confers discretionary authority to the proxies to vote on any other matter not presently known to management that may properly come before the meeting. Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same
(i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted or (iii) by such person(s) voting in person at the 1994 Annual Meeting.

                               VOTING SHARES

On the record date, there were 19,200,077 shares of common stock outstanding and entitled to vote ("Common Stock"). Each share of Common Stock is entitled to one vote. The holders in person or by proxy of a majority of the total number of the shares of Common Stock shall constitute a quorum for purposes of the 1994 Annual Meeting.

                         1. ELECTION OF DIRECTORS

The Board is divided into three classes of directorships, with directors in each class serving staggered three-year terms. At each annual meeting of shareholders, the terms of directors in one of the three classes expire.
At that annual meeting of shareholders, directors are elected in a class to succeed the directors whose terms expire, the terms of the directors so elected to expire at the third annual meeting of shareholders thereafter. Pursuant to the Company's Certificate of Incorporation, the Board has fixed the number of directorships at six: two in the class to be elected at the 1994 Annual Meeting of Shareholders whose members' terms will expire at the 1997 Annual Meeting of Shareholders, two in the class whose members' terms will expire at the 1995 Annual Meeting of Shareholders, and two in the class whose members' terms will expire at the 1996 Annual Meeting of Shareholders.

It is intended that the shares represented by the accompanying proxy will be voted at the 1994 Annual Meeting for the election of nominees Arthur J. Fritz, Jr. and John H. Morris as the two directors in the class of directorships whose members' terms will expire in 1997, unless the proxy specifies otherwise. Each nominee has indicated his willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, Messrs. Fritz and/or Morris will not be available for election at the time of the 1994 Annual Meeting, the shares represented by the accompanying proxy may be voted for the election in his/their stead of substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for all nominees.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

Assuming the presence of a quorum, to be elected a nominee must receive the affirmative vote of the holders of a majority of the Common Stock present, in person or by proxy, at the 1994 Annual Meeting.

                         DIRECTORS OF THE COMPANY

The following information relates to the nominees named above and to the other persons whose terms as directors will continue after the 1994 Annual Meeting.

Name                  Age               Business Experience

CLASS II -- Term Expires May 1994

Arthur J. Fritz, Jr.   53   Mr. Fritz has been a Director of the
                            Company since April 1989.  From 1971 to 1986,
                            Mr. Fritz was President of Fritz Companies,
                            Inc. and its Chairman from 1986 to 1988.
                            Mr. Fritz has served as Chairman of JABAR
                            Enterprises since October 1988, is Chairman of
                            LogiCorp Inc., and is a Director of Intercargo
                            Corporation and Landstar Systems, Inc.
                            Mr. Fritz is former President and Chairman of the National Association of Customs Brokers and Freight Forwarders of America.

                         DIRECTORS OF THE COMPANY
Name                  Age               Business Experience

John H. Morris         50   Mr. Morris has been a Director of the
                            Company since July 1988 and a Director of Treadco, Inc. since June 1991. Mr. Morris currently serves as President of The Gordon +
                            Morris Group.  Mr. Morris served as a Managing
                            Director of Kelso & Company, Inc. from March
                            1989 to March 1992, was a General Partner from
                            1987 to March 1989, and prior to 1987 was a Vice President. Prior to 1985, Mr. Morris was
                            President of LBO Capital Corp. Mr. Morris is a Director of Landstar Systems, Inc.

CLASS III -- Term Expires May 1995

Frank Edelstein        68   Mr. Edelstein has been a Director of the
                            Company since November 1988. Mr. Edelstein currently provides consulting services to
                            Kelso & Company, Inc. and to The Gordon +
                            Morris Group.  Mr. Edelstein served as a Vice
                            President of Kelso & Company, Inc. from 1986 to March 1992. Prior to 1986, he served as Chairman and President of International
                            Central Bank & Trust Company and CPI Pension
                            Services, Inc., as well as Senior Vice
                            President, Financial Services Group, at
                            Continental Insurance Corporation. He also has held positions as Corporate Vice
                            President, Automatic Data Processing, Inc. and
                            Executive Vice President of Olivetti
                            Corporation of America. Mr. Edelstein also is a Director of Americold Corporation, Ceradyne,
                            Inc., and IHOP Corp.

Robert A. Young III    53   Mr. Young has been Chief Executive
                            Officer of the Company* since August 1988,
                            President since 1973 and was Chief Operating
                            Officer from 1973 to 1988. Mr. Young also has been President of ABF Freight System, Inc.
                            ("ABF")  since 1979 and Chief Executive
                            Officer of Treadco, Inc. since June 1991.
                            Mr. Young has been a Director of the Company since 1970, a Director of ABF since 1966, and a Director of Treadco, Inc. since June 1991.
                            Mr. Young also is a Director of Mosler, Inc.

                         DIRECTORS OF THE COMPANY
Name                  Age               Business Experience

CLASS I -- Term Expires May 1996

William A. Marquard    74   Mr. Marquard has been Chairman of the
                            Board and a Director of the Company since
                            November 1988 and a Director of Treadco, Inc.
                            since June 1991. In April 1992, Mr. Marquard was elected as a Director and Vice Chairman of the Board of Kelso & Company, Inc. From 1971 to 1983, Mr. Marquard was President and Chief
                            Executive Officer of American Standard Inc.
                            and from 1979 to 1985, he was Chairman of the Board of American Standard Inc. Mr. Marquard resumed his position as Chairman of the Board of American Standard Inc. in February 1989 until March 31, 1992 when he was named
                            Chairman Emeritus.  Mr. Marquard also became
                            Chairman of the Board of ASI Holding
                            Corporation in February 1989 until March 31,
                            1992, when he was named Chairman Emeritus.
                            Mr. Marquard is a Director of Mosler, Inc.,
                            Americold Corporation, and Earle M. Jorgensen
                            Co.

Alan J. Zakon, Ph.D    58   Dr. Zakon has been a Director of the
                            Company since February 1993.  Dr. Zakon
                            currently is a Managing Director of Bankers
                            Trust Company, for which he previously served as Chairman, Strategic Policy Committee from
                            1989 to 1990.  From 1980 to 1986, Dr. Zakon
                            was President of Boston Consulting Group before being named its Chairman in 1986, having previously served as Consultant from 1967 to 1969 and Vice President from 1969 to
                            1980.  Dr. Zakon is a Director of Augat
                            Corporation, Autotote Corporation, Boyle
                            Leasing Technologies, Inc., Hechinger
                            Corporation, and Laurentian Capital
                            Corporation, and is a former member of the Advisory Committee to the Stanford University
                            Graduate School of Business.

*Reference to the "Company" for years prior to 1988 means Arkansas Best Holdings Corp., the former holding company which was merged into the Company on February 26, 1993.

                     BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met four times and acted by unanimous written consent three times during 1993. During 1993, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director.

The Board has established Audit, Executive Compensation and Development, and Stock Option committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 1993 are described below. The Board does not have a committee for nomination of directors. The Board nominates persons to be nominees for director.

Audit Committee. The Audit Committee recommends to the Board the appointment of the firm selected to be independent public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and quarterly reviews and evaluates with the independent public accountants the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board; and evaluates all public financial reporting documents of the Company. Messrs. Edelstein, Fritz, Morris, and Zakon currently are members of the Audit Committee. The Audit Committee met once during 1993.

Executive Compensation and Development Committee.  The Executive
Compensation and Development Committee is responsible for reviewing executive management's performance and for determining appropriate compensation. Messrs. Marquard, Morris and Young currently are members of the Executive Compensation and Development Committee. The Executive Compensation and Development Committee met once during 1993.

Stock Option Committee. The Stock Option Committee administers the Company's Incentive Stock Option Plan ("Stock Option Plan"). The Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option, and the time or times at which options shall be granted. Messrs. Fritz, Edelstein, and Zakon currently are members of the Stock Option Committee. The Stock Option Committee met once during 1993.

Director Compensation. Mr. Young, as an officer of the Company, receives no compensation for services as a director or committee member.
Mr. Marquard, as Chairman, receives a $62,500 annual retainer and $1,000 for each Board meeting attended and for each meeting of a committee of the Board attended. Other non-employee directors receive a $25,000 annual retainer and $1,000 for each Board meeting attended and for each meeting of a committee of the Board attended.

Non-employee directors each received stock options on May 3, 1993, for 7,500 shares of the Company's Common Stock at a fair market value exercise price of $9.50 per share. On each anniversary date of the grant 20% of the options vest and thereafter can be exercised through the tenth year after the grant date.

              PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth certain information concerning beneficial ownership of the Company's Common Stock as of March 14, 1994, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director and named executive officer of the Company and (iii) all directors and executive officers as a group.

                                                                      Shares           Percentage
                                                                   Beneficially        of Shares
                                                                      Owned           Outstanding
(i) Name / Address
FMR Corp. (1)                                                       2,485,900             12.96
82 Devonshire Street
Boston, MA 02109

State of Wisconsin Investment Board (2)                             1,812,500              9.44
P. O. Box 7842
Madison, WI 53707

MacKay-Shields Financial Corporation (3)                            1,242,984              6.40
9 West 57th Street
New York, NY 10019

Pioneering Management Corporation (4)                                 975,000              5.08
60 State Street
Boston, MA 02114

Neuberger & Berman (5)                                                958,300              5.03
605 Third Avenue
New York, NY 10158

                                                                      Shares           Percentage
                                                                   Beneficially        of Shares
                                                                      Owned           Outstanding

(ii) Name                                      Position

Robert A. Young III (6)(7)(8)             Director, President,
                                          Chief Executive Officer   2,005,639             10.4
William A. Marquard (9)                   Director                    141,048              *
John H. Morris (10)                       Director                    109,015              *
Arthur J. Fritz, Jr. (11)                 Director                     32,971              *
Frank Edelstein (12)                      Director                      4,823              *
Alan J. Zakon                             Director                      5,000              *
Donald L. Neal (7)                        Senior Vice President        55,940              *
David E. Stubblefield (7)                 Senior Vice President        83,910              *
Jerry A. Yarbrough (7)                    Senior Vice President        83,910              *
John R. Meyers (7)                        Vice President               20,978              *
E. George Myers (14)                      Vice President                6,993              *
Richard F. Cooper (7)                     Vice President                4,196              *
R. David Slack (7)                        Vice President                3,297              *

(iii)  All Directors and Executive Officers as a Group (13)         2,557,720             13.3
*Less than 1%

<F1>
 (1) According to the most recent Schedule 13G it has provided to the Company, FMR Corp. has, through certain subsidiaries or other entities it controls, the following voting and investment powers with respect to such shares: (a) sole voting power, 35,500; (b) shared voting power, none; (c) sole investment power, 2,485,900; (d) shared investment power, none. One wholly-owned subsidiary, Fidelity Management & Research Company, is the beneficial owner of 2,477,700 shares or 12.91% of the Company's Common Stock.
<F2>
 (2) According to the most recent Schedule 13G it has provided to the Company, the State of Wisconsin Investment Board has the following voting and investment powers with respect to such shares: (a) sole voting power, 1,812,500; (b) shared voting power, not applicable; (c) sole investment power, 1,812,500; (d) shared investment power, not applicable.
<F3>
 (3) According to the most recent Schedule 13G it has provided to the Company, MacKay-Shields Financial Corporation beneficially owns 1,015,400 shares of the Company's Common Stock and could acquire 227,584 shares of the Company's Common Stock upon conversion of the Company's Preferred Stock, and has the following voting and investment powers with respect to such shares: (a) sole voting power, not applicable; (b) shared voting power, 1,242,984; (c) sole investment power, not applicable; (d) shared investment power, 1,242,984.
<F4>
 (4) According to the most recent Schedule 13G it has provided to the Company, Pioneering Management Corporation has the following voting and investment powers with respect to such shares: (a) sole voting power, 975,000; (b) shared voting power, none; (c) sole investment power, none; (d) shared investment power, 975,000.
<F5>
 (5) According to the most recent Schedule 13G it has provided to the Company, Neuberger & Berman has the following voting and investment powers with respect to such shares: (a) sole voting power, 801,300;
     (b) shared voting power, 130,000; (c) sole investment power, none; (d) shared investment power, 958,300.
<F6>
 (6) The business address for such person is c/o Arkansas Best Corporation, 1000 South 21st Street, Fort Smith, Arkansas 72901.
<F7>
 (7) Excludes shares allocated to such stockholder's Investment Plan account. As of March 14, 1994, shares allocated to the Investment Plan accounts of Mr. Young and all executive officers and directors as a group were 1,099 and 4,311 shares, respectively. Mr. Young disclaims beneficial ownership of such shares.
<F8>
 (8) Mr. Young directly owns 10,000 shares (less than 1%) of Treadco, Inc.'s ("Treadco") outstanding common stock. Because Mr. Young is a director and greater than 10% stockholder of the Company, Mr. Young may be deemed to be the indirect beneficial owner of all shares of Treadco owned by the Company (2,319,700 shares or 46.4% of the total number of shares outstanding).
<F9>
 (9) Mr. Marquard indirectly beneficially owns 10,000 shares (less than 1%) of Treadco's outstanding common stock.
<F10>
(10) Mr. Morris indirectly owns all 109,015 shares as co-trustee of the John H. Morris and Sharon L. Morris Family Trust.

<F11>
(11) Includes 11,993 shares held by Trayjen, L.P., which are indirectly owned by Mr. Fritz by virtue of his status as general partner.
<F12>
(12) Mr. Edelstein indirectly owns all 4,823 shares as joint trustee of the Edelstein Living Trust.
<F13>
(13) All directors and executive officers of the Company as a group may be deemed to beneficially own, directly or indirectly, approximately 2,340,800 shares of Treadco common stock.
<F14>
(14) Includes 4,196 shares owned by Mr. Myers' IRA account.

                     EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company.* The executive officers serve at the pleasure of the Board. For information regarding ownership of the Common Stock by the executive officers of the Company, see PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP." There are no family relationships among directors and executive officers of the Company or its subsidiaries.

                                                                                       Years
                                                                                       at the
Name                      Age                Business Experience                     Company**

Robert A. Young III        53    See previous description.                               29
President-Chief
 Executive Officer

Donald L. Neal             63    Mr. Neal has been Senior Vice President of the          35
Senior Vice President-           Company since 1979 and Chief Financial Officer
 Chief Financial Officer         since 1984.  Prior to 1984, Mr. Neal was Senior
                                 Vice President-Comptroller.  Mr. Neal has been
                                 Vice President-Chief Financial Officer of
                                 Treadco, Inc. ("Treadco"), a subsidiary of the
                                 Company, since June 1991.

John R. Meyers             46    Mr. Meyers has been Vice President-Treasurer            21
Vice President-                  of the Company since 1979.  Mr. Meyers also has
 Treasurer                       been Treasurer of ABF Freight System, Inc.
                                 ("ABF"), the Company's largest subsidiary, since
                                 1979 and Treasurer of Treadco since June 1991.

                                                                                       Years
                                                                                       at the
Name                      Age                Business Experience                     Company**

David E. Stubblefield      56    Mr. Stubblefield has been Senior Vice President-        34
ABF Senior Vice                  Marketing of ABF since 1979, and a director of
 President-Marketing             ABF since 1985.

Jerry A. Yarbrough         55    Mr. Yarbrough has been Senior Vice President-           25
ABF Senior Vice                  Operations of ABF since 1979, and director of
 President-Operations            ABF since 1985.  Mr. Yarbrough is also Chairman
                                 of the Board and President of Data-Tronics Corp.,
                                 another subsidiary of the Company.

Richard F. Cooper          42    Mr. Cooper has been Vice President-Risk Management      10
Vice President-Risk              of the Company since April 1991 and Vice
 Management, General             President-General Counsel since 1986.  Mr. Cooper
 Counsel and Secretary           has been Secretary since 1987.  Mr. Cooper
                                 also has been Secretary of ABF since 1987 and
                                 Secretary of Treadco since June 1991.

R. David Slack             51    Mr. Slack has been Vice President-Comptroller of        24
Vice President-                  the Company since January 1990.  From January 1989
 Comptroller                     to January 1990, Mr. Slack was Comptroller.  Prior
                                 to 1989, Mr. Slack was a director in the Accounting
                                 Department.

E. George Myers            57    Mr. Myers has been Vice President-Human Resources       35
Vice President-                  of the Company since November 1990.  Prior to
 Human Resources                 November 1990, Mr. Myers was a Regional Vice
                                 President-Operations of ABF.

<F1>
* Reference to the "Company" for years prior to 1988 means Arkansas Best Holdings Corp., the former holding company which was merged into the Company on February 26, 1993.
<F2>
** Includes years at subsidiaries.

                           EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers, based on salary and bonus earned during 1993.

                        SUMMARY COMPENSATION TABLE
                                                                           Long-Term Compensation
                                 Annual Compensation                       Awards            Payouts
        (a)              (b)      (c)       (d)         (e)           (f)           (g)        (h)          (i)
                                                                                 Securities
        Name                                           Other       Restricted    Underlying
        and                                            Annual        Stock        Options/     LTIP      All Other
     Principal                   Salary    Bonus    Compensation    Award(s)        SARs     Payouts    Compensation
      Position           Year     ($)      ($)(1)      ($)(2)         ($)          (#)(3)      ($)       ($)(2)(4)

Robert A. Young III      1993   $330,000         -         -            -              -         -        $77,215
President and Chief      1992    300,000    53,261         -            -         54,600         -         98,094
 Executive Officer       1991    295,833         -         -            -              -         -              -

Donald L. Neal           1993    159,000         -         -            -              -         -        101,409
Senior Vice President-   1992    145,000    53,261         -            -         20,500         -         60,971
 Chief Financial         1991    132,500         -         -            -              -         -              -
 Officer

David E. Stubblefield    1993    159,000         -         -            -              -         -         34,177
Senior Vice President-   1992    145,000    53,261         -            -         20,500         -         34,422
 Marketing and           1991    132,500         -         -            -              -         -              -
 Director of ABF

Jerry A. Yarbrough       1993    159,000         -         -            -              -         -         29,780
Senior Vice President-   1992    145,000    53,261         -            -         20,500         -         28,413
 Operations and          1991    132,500         -         -            -              -         -              -
 Director of ABF

John R. Meyers           1993    121,900         -         -            -              -         -          8,834
Vice President-          1992    111,667    32,367         -            -         15,700         -         10,258
 Treasurer               1991    103,308         -         -            -              -         -              -

Richard F. Cooper        1993    121,900         -         -            -              -         -          8,167
Vice President-          1992    111,667    32,367         -            -         15,700         -          8,815
 Risk Management,        1991    103,308         -         -            -              -         -              -
 General Counsel
 and Secretary


                        SUMMARY COMPENSATION TABLE
                                                                           Long-Term Compensation
                                 Annual Compensation                       Awards            Payouts
        (a)              (b)      (c)       (d)         (e)           (f)           (g)        (h)          (i)
                                                                                 Securities
        Name                                           Other       Restricted    Underlying
        and                                            Annual        Stock        Options/     LTIP      All Other
     Principal                   Salary    Bonus    Compensation    Award(s)        SARs     Payouts    Compensation
      Position           Year     ($)      ($)(1)      ($)(2)         ($)          (#)(3)      ($)       ($)(2)(4)

R. David Slack           1993    121,900         -         -            -              -         -         13,106
Vice President-          1992    111,667    32,367         -            -         15,700         -         15,074
 Comptroller             1991    103,308         -         -            -              -         -              -

E. George Myers          1993    121,900         -         -            -              -         -         16,994
Vice President-          1992    111,667    32,367         -            -         15,700         -         16,471
 Human Resources         1991    103,308         -         -            -              -         -              -

<F1>
(1) Reflects bonus earned during the fiscal year. Bonuses are normally paid during the next fiscal year.
<F2>
(2) Disclosure of Other Annual Compensation and All Other Compensation is not required for 1991.
<F3>
(3)  Options to acquire shares of Common Stock.
<F4>
(4) "All Other Compensation" includes the following for Messrs. Young, Neal, Stubblefield, Yarbrough, Meyers, Cooper, Slack and Myers, (i) Company matching of contributions to the Company's Employees Investment Plan of $2,249; $2,123; $2,123; $2,123; $1,543; $1,543; $1,543; and $1,543 for
     each named executive, respectively; (ii) amounts accrued under the Company's Supplemental Benefit Plan of $63,591; $74,665; $26,533;
     $22,897; $7,018; $6,436; $11,066; and $14,092 for each named executive, respectively; and (iii) amounts accrued under Deferred Salary Agreements of $11,375; $24,621; $5,521; $4,760; $273; $188; $497; and $1,359 for each named executive, respectively. The Deferred Salary Agreements are not performance-based incentive plans.

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTIONS/SAR VALUES

The following table provides information related to options exercised by the named executive officers during the 1993 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                          Number of Securities
                           Shares                     Underlying Unexercised Options/    In-the-Money Options/SARs
                          Acquired         Value        SARs at Fiscal Year-End (#)      at Fiscal Year-End ($)(1)
Name                    on Exercise(#)  Realized($)    Exercisable   Unexercisable     Exercisable   Unexercisable

Robert A. Young III           -               -          10,920         43,680           $51,870        $207,480

Donald L. Neal                -               -           4,100         16,400            19,475          77,900

David E. Stubblefield         -               -           4,100         16,400            19,475          77,900

Jerry A. Yarbrough            -               -           4,100         16,400            19,475          77,900

John R. Meyers                -               -           3,140         12,560            14,915          59,660

Richard F. Cooper             -               -           3,140         12,560            14,915          59,660

R. David Slack                -               -           3,140         12,560            14,915          59,660

E. George Myers               -               -           3,140         12,560            14,915          59,660

<F1>
(1) The closing price for the Company's Common Stock as reported by the NASDAQ Stock Market on December 31, 1993 was $15.625. Value is calculated on the basis of the difference between the option exercise price and $15.625 multiplied by the number of shares of Common Stock underlying the option.

              REPORT ON EXECUTIVE COMPENSATION BY THE EXECUTIVE
                   COMPENSATION AND DEVELOPMENT COMMITTEE
                         AND STOCK OPTION COMMITTEE

The Company is engaged in the highly competitive and evolving freight transportation industry. To be able to continue its past growth and succeed in the future, the Company believes it must be able to retain its executive management team and to attract additional qualified executives when needed.

The Company's philosophy that compensation of the executive management team should be materially linked to both operating and stock price performance with the goal of enhancing the value of the Company is administered by its Executive Compensation and Development Committee ("Compensation Committee") and its Stock Option Committee.

The Compensation Committee is comprised of Messrs. Marquard, Morris, and Young and the Stock Option Committee is comprised of Messrs. Edelstein, Fritz, and Zakon. All Committee Members are non-employee directors except Mr. Young, who is the Company's President-Chief Executive Officer. The Compensation Committee, at its discretion, reviews and grants all forms of executive compensation except stock options. The Stock Option Committee, at its discretion, grants stock options to the executive group pursuant to the Company's stock option plan which was previously approved by the Company's Board of Directors and shareholders.

In furtherance of the Company's philosophy, the executive management team's compensation is primarily composed of the following blend of short-term and long-term items, all designed to motivate daily, annual and multi-year executive performance that results in increased value of the Company for its shareholders:

  (i) Base Salary. The Compensation Committee reviews and sets the base salaries of the Company's executive officers, normally on an annual basis. In setting salary levels, the Compensation Committee considers a variety of subjective and objective criteria such as: variety of experience and years of service with the Company; special expertise and talents of the individual; recent and historical operating results of the Company; industry and general economic conditions which may affect the Company's performance; and the Compensation Committee members' knowledge and experience in determining appropriate salary levels and total compensation programs for executives. Based on publicly available information, the Compensation Committee believes the executives' base salaries to be at about 75 percentile of its Peer Group, as defined in the "STOCK PERFORMANCE GRAPH" section.

 (ii) Incentive Plan. The Company's Incentive Plan, variations of which have been in place for over 20 years, sets a specific annual goal which, if met, results in a bonus being paid to each member of the executive management team. The Incentive Plan is based on achieving budgeted annual operating income for ABF Freight System, Inc. ("ABF"), the Company's primary operating subsidiary. If the goal is met, then each participant, including the named executive group, shares in the bonus pool based on the percentage of each person's base salary to the aggregate of all participants' base salaries. No Incentive Plan bonuses were paid for 1993.

(iii) Stock Option Plan. The Stock Option Committee is responsible for the granting of stock options to the executive group under the Company's 1992 Stock Option Plan ("1992 Plan"). Under current stock option agreements with the named executives, the grant's value to the optionee is directly based on the public trading price of the Company's stock, the optionee vests in 20% of the total shares granted on each of the five subsequent anniversary dates of the grant and has up to 10 years from the date of the grant to exercise part or all of his grant. The Company believes that this combination of 20% annual vesting with a 10-year exercise period blends its desire to tie the optionee's motivation under the stock option grant to both short-term and long-term performance of the Company's stock.

       Under the 1992 Plan, the Stock Option Committee generally has discretion regarding size, recipients and other non-exercise price terms and conditions of grants. Such discretion allows, but does not require, the Stock Option Committee to consider prior stock option grants to executives when considering new grants.

       Stock option grants made to the executive group have been based on advice from a consultant from Ernst & Young and on the judgement of the Stock Option Committee members.

 (iv) Deferred Salary Agreements. The Company has Deferred Salary Agreements with members of the executive management team. The Company believes these Deferred Salary Agreements have aided it in retaining these individuals who average over 26 years of employment with it or its subsidiaries and have acquired experience, knowledge and contacts of considerable value to it. See "TERMINATION OF EMPLOYMENT AGREEMENTS" section for additional information.

The Company believes that the Chief Executive Officer ("CEO") is the leader of the executive management team, and therefore the Compensation Committee and Stock Option Committee apply the same philosophy as discussed above to the CEO's compensation package.

The members of the executive management team have, throughout their tenure, acquired substantial individual stock ownership in the Company. The Company believes its philosophy has built an experienced, motivated executive management team whose compensation package and stock ownership, both personal and through stock option grants, are closely linked to the interest of the Company's shareholders.

The Company believes that the effectiveness of its philosophy is reflected in its retaining an executive management team that: (i) led the Company to exceed $1 billion in revenues in 1993 for the first time in its history;
(ii) grew ABF, the Company's primary operating subsidiary, to become the fifth largest motor carrier of general commodities in the United States from the 48th largest in 1965; (iii) produced the best operating ratio in 1993 among ABF and its Peer Group (based on 1993 reports filed with the Interstate Commerce Commission); and (iv) successfully managed the Company through four years (1988-92) of being financially highly leveraged.

EXECUTIVE COMPENSATION AND
DEVELOPMENT COMMITTEE                        STOCK OPTION COMMITTEE

William A. Marquard                          Arthur J. Fritz, Jr.
John H. Morris                               Frank Edelstein
Robert A. Young III                          Alan J. Zakon

This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

              EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE
                    INTERLOCKS AND INSIDER PARTICIPATION

Robert A. Young III, a member of the Company's Executive Compensation and Development Committee, is the Company's President-CEO.

Pursuant to the terms of a Stockholders' Agreement, the Company has agreed that it will offer Mr. Young the right to include shares of the Company's Common Stock he owns in certain registration statements filed by the Company (the "Piggy-back Rights"). The Company will indemnify Mr. Young for securities law liabilities in connection with any such offering, other than liabilities resulting from information furnished in writing by Mr. Young. The Company is obligated to pay all expenses incurred in connection with the registration of shares of Company Common Stock in connection with the Piggy-back Rights, excluding underwriters' discounts and commissions.


                           STOCK PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total return for the Company, the Nasdaq Market Index, and an index of peer companies selected by the Company.

                    COMPARISON OF CUMULATIVE TOTAL RETURN
      Among Arkansas Best Corporation, Nasdaq Market Index & Peer Group
      =================================================================
                              BASE
                               MAY      RETURN    RETURN
                              1992       1992      1993

Arkansas Best Corporation     100.00    108.21    112.20
Peer Group                    100.00     91.20     88.87
Nasdaq Market Index           100.00    107.89    129.42

                   ========================================
                   Source: Media General Financial Services

The above comparisons assume $100 was invested on May 13, 1992 in the Company's Common Stock and each of the foregoing indices and assumes reinvestment of dividends. Following the Company's initial public offering, its Common Stock commenced trading on the Nasdaq Stock Market on May 13, 1992; therefore, five-year data are unavailable. All calculations have been prepared by Media General Financial Services. The shareholder return shown on the graph above is not necessarily indicative of future performance.

The Company considers itself a long-haul less-than-truckload ("LTL") motor carrier of general commodities. Accordingly, the Company believes it is important that its performance be compared to that of other long-haul LTL motor carriers. Therefore, companies in the peer group are as follows:
Roadway Services, Inc.; Consolidated Freightways, Inc.; Yellow Freight System, Inc. of Delaware; and Carolina Freight Corp.

The Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the graph by reference.

                         RETIREMENT AND SAVINGS PLAN

Non-union employees of the Company who fulfill a minimum age and service requirement are eligible to participate in the Company's Retirement Plan which generally provides fixed benefits payable in annuity form upon retirement at age 65. Benefits also may be paid in the form of a lump sum at the participant's election. Credited years of service for each of the individuals named in the Executive Compensation Table are: Robert A. Young III, 29 years; Donald L. Neal, 35 years; John R. Meyers, 21 years; David E. Stubblefield, 34 years; Jerry A. Yarbrough, 25 years; E. George Myers, 35 years; Richard F. Cooper, 10 years; and R. David Slack, 24 years. Benefits are based upon a participant's years of service with the Company and average total monthly earnings (exclusive of extraordinary remuneration and expense allowances and subject to the annual Code limitation after 1988 of $200,000 as adjusted to reflect cost of living increases) during any five consecutive calendar years during the participant's employment with the Company since 1980 which will give the participant the highest average monthly earnings. Benefits also are subject to certain other limitations in the Code.

The following table illustrates the total estimated annual benefits payable from the Retirement Plan and the Company's Supplemental Benefit Plan (see below) upon retirement at age 65, in the form of a single life annuity, to persons in the specified compensation and years-of-service classifications. Benefits listed in the table are not subject to any deductions for Social Security or other offset amounts. Participants also are entitled to receive income from employee contributions, if any, plus 7 1/2% interest in addition to the amounts shown.

  Highest
 Five Years
  Average                          Years of Service
Compensation     15           20          25           30            35


  $ 50,000    $ 17,187     $ 23,437    $ 23,800     $ 28,560    $ 33,320
   100,000      35,937       48,437      48,800       58,560      68,320
   150,000      54,687       73,437      73,800       88,560     103,320
   200,000      73,437       98,437      98,800      118,560     138,320
   500,000     185,937      248,437     248,800      298,560     348,320

In December 1987, the Company also established the Arkansas Best Corporation Supplemental Benefit Plan for the purpose of supplementing benefits under the Company's Retirement Plan. The Code places limits on the amount of income participants may receive under the Company's Retirement Plan. In order to compensate for those limitations and for reductions in the rate of benefit accruals from the 1985 formula under the Company's Retirement Plan, the Supplemental Benefit Plan will pay sums in addition to amounts payable under the Retirement Plan to eligible participants. Participation in the Supplemental Benefit Plan is limited to employees of the Company who are participants in the Company's Retirement Plan and who are also either officers at or above the rank of vice president of the Company or are designated as participants in the Supplemental Benefit Plan by the Company's Board. The amount due to each participant in the Supplemental Benefit Plan is the actuarial equivalent of the excess of (1) the payment due under the Company's Retirement Plan as in effect on January 1, 1985, as amended, but without regard to any amendments that decrease the rate of benefit accruals and without regard to any Code limitations, or the current Retirement Plan without regard to any Code limitations if more; over (2) the actual benefit received from the Retirement Plan. This payment will be made in a single cash sum within 30 days following the participant's termination of employment. Amounts attributable to the Supplemental Benefit Plan are included in the pension table set forth above.

The Company has agreed to provide reimbursement for otherwise unreimbursed medical expenses to certain employees of the Company and its subsidiaries, including the individuals named in the Executive Compensation Table. These benefits are presently covered by an insurance program and commence at retirement and continue for the life of the employee (and spouse or other eligible dependents).

                    TERMINATION OF EMPLOYMENT AGREEMENTS

The Company has deferred salary agreements with certain management employees of the Company and its subsidiaries, including the named executives, due to their tenure and their experience, knowledge and contacts of considerable value to the Company. The amounts of deferred salary vary according to the individual and according to age at retirement or other termination of employment and are to be paid in 120 equal monthly installments after termination of the individual's employment. The amounts payable under the deferred salary agreements are not vested and are subject to forfeiture under certain circumstances. The Company has purchased life insurance on each of the individuals which will substantially reimburse it for the cost of the agreements. The Executive Compensation Table includes the amount accrued annually for each named executive under these agreements.

                   CERTAIN TRANSACTIONS AND RELATIONSHIPS

Stockholders' Agreement. Pursuant to the terms of a Stockholders' Agreement, the Company has agreed that it will offer Robert A. Young III the right to include shares of the Company's Common Stock he owns in certain registration statements filed by the Company (the "Piggy-back Rights").

The Company will indemnify Mr. Young for securities law liabilities in connection with any such offering, other than liabilities resulting from information furnished in writing by Mr. Young. The Company is obligated to pay all expenses incurred in connection with the registration of shares of Company Common Stock in connection with the Piggy-back Rights, excluding underwriters' discounts and commissions.

                        COMPLIANCE WITH SECTION 16(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

The Company's executive officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities, are required to file under the Securities Exchange Act of 1934 reports of ownership and changes of ownership with the Securities and Exchange Commission.

Based solely on information provided to the Company, the Company believes that during the preceding year its executive officers, directors, and 10% shareholders have complied with all applicable filing requirements.

                 2. AMENDMENT TO THE 1992 STOCK OPTION PLAN

The Board of Directors has approved, and has recommended that the shareholders approve, an amendment (the "Option Plan Amendment") to the Company's 1992 Stock Option Plan (the "1992 Plan"). This amendment would provide for the automatic grant of non-qualified stock options to certain non-employee directors of the Company while serving on the 1992 Plan's Stock Option Committee, as described below under "Description of Option Plan Amendment." The Option Plan Amendment does not increase the number of shares authorized to be issued under the 1992 Plan.

Description of 1992 Plan

The 1992 Plan, which was adopted by the Board of Directors on March 13, 1992, provides that up to 1,000,000 shares of Common Stock are available for awards of incentive and nonqualified stock options to directors and key employees of the Company and subsidiaries. Any shares subject to unexercised portions of options granted under the 1992 Plan that have terminated may be regranted under new options.

The following is a summary of certain provisions of the 1992 Plan.

General. Options granted under the 1992 Plan may be either "incentive stock options" ("ISOs") that meet the qualifications of Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options ("NQSOs") that do not meet the qualifications of Section 422. A maximum of 1,000,000 shares of Common Stock (subject to certain anti-dilution provisions) may be subject to options under the 1992 Plan. As of March 14, 1994, options for 583,800 shares of Common Stock have been granted under the 1992 Plan, all of which are still outstanding. On March 14, 1994 the last reported sale price of the Common Stock was $13.75.

Administration. To the extent necessary to comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 ("Rule 16b-3"), the 1992 Plan may be administered by the Board of Directors, or, at the option of the Board of Directors, by a committee of two or more qualifying, non-employee directors. The 1992 Plan is currently administered by a committee (the "Committee") consisting of Messrs. Edelstein, Fritz, and Zakon. To the extent permitted under Rule 16b-3, the Committee has complete authority to construe, interpret and administer the provisions of the 1992 Plan, to determine which persons are to be granted options and the terms and conditions of such option grants, and to make all other determinations necessary or deemed advisable in the administration of the 1992 Plan.

Eligibility. Eligibility to participate in the 1992 Plan is limited to employees and directors of the Company and its subsidiaries as determined by the Committee. Directors who serve on the Committee are not eligible for discretionary grants under the 1992 Plan, but are automatically granted NQSOs to purchase 7,500 shares in each calendar year in which ABF Freight System, Inc.'s Interstate Commerce Commission's Operating Ratio is 95% or less. As noted above, the Board of Directors has approved a proposed amendment that would provide for the unconditional automatic grant of NQSOs to directors on the Committee. See "Description of Option Plan Amendment" below.

No NQSO shares have been granted under the 1992 Plan to directors on the Committee.

Terms of Options; Limitations on Exercise Right. The exercise price of options will be set by the Committee but must be at least the fair market value of the Common Stock on the date of grant (and not less than 110% of the fair market value in the case of an ISO granted to an optionee owning 10% or more of the Common Stock of the Company). Generally, options are not exercisable after the expiration of ten years from the date of grant (or five years in the case of ISOs granted to an optionee owning 10% or more of the Common Stock of the Company).

The exercise price for the options may be paid by the delivery of cash, a certified cashier's check, or, at the Company's option, by the delivery of shares of Common Stock having a fair market value (on the date preceding exercise) equal to the exercise price. The Company may make financing available to the optionee on such terms as the Committee shall specify.

An option may not be exercised except by the optionee or by a person who has obtained the optionee's rights under the option by will or under the laws of descent and distribution or pursuant to a qualified domestic relations order.

Except with respect to Committee members, the 1992 Plan permits the Board of Directors or the Committee to accelerate vesting upon a change of control and enables an option holder to "put" the excess of the then fair market value over the exercise price of the options to the Company.

Termination of Employment. The Committee will determine at the time an option is granted what conditions will apply to the exercise of the option in the event the holder ceases to be an employee of the Company or any of its subsidiaries for any reason. In the event of the death of an option holder while employed by or serving as a director of the Company or any of its subsidiaries, the option will be exercisable within the year next succeeding the date of death or such other period as may be specified in the option agreement, but in no case later than the expiration date of the option.

Amendment and Termination. The Board of Directors may amend, abandon, suspend or terminate the 1992 Plan or any portion thereof at any time; provided, however, that, to the extent required by Rule 16b-3 and the Securities and Exchange Commission's interpretations and releases under Rule 16b-3, no amendment can be made without stockholder approval that would materially (i) increase the benefits accruing to participants under the 1992 Plan, (ii) increase the number of securities that may be issued under the 1992 Plan (other than pursuant to the anti-dilution provisions), or (iii) modify the requirements regarding eligibility for participation in the 1992 Plan.

Certain Federal Income Tax Considerations. An optionee receiving ISOs will not realize any taxable income, and the Company will not be entitled to a federal income tax deduction, at the time of the option grant. Moreover, generally speaking, no taxable income will be realized and the Company will not be entitled to a federal income tax deduction at the time the ISO is exercised. However, there may be certain alternative minimum tax consequences to the optionee resulting from the exercise of an ISO. Upon a sale of the Common Stock acquired upon exercise of an ISO, the optionee generally will realize a capital gain or capital loss, and the Company will receive no deduction, so long as the sale does not occur within two years of the date of the grant of the ISO or within one year from the date the shares were transferred to the optionee upon the exercise of the ISO.

An optionee receiving NQSOs will not realize any taxable income, and the Company will not be entitled to any federal income tax deduction, at the time of the option grant. At the time the NQSO is exercised, the optionee generally will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price paid. The Company will generally be entitled to a corresponding federal income tax deduction.

Description of Option Plan Amendment. The following is a summary of the provisions of the Option Plan Amendment.

The Option Plan Amendment provides that a NQSO of 7,500 shares of the Company's Common Stock will automatically be granted to each director who is then serving on the Committee, as follows: (i) May 12, 1994, and (ii) the first trading day after January 1st of each year, commencing in 1995. The exercise price of the options would be 100% of the fair market value of the Company's Common Stock, determined as provided in the 1992 Stock Option Plan. If the Option Plan Amendment is adopted, Messrs. Edelstein, Fritz, and Zakon as the current Committee members would be eligible to receive such option grants in 1994.

Summary of 1992 Plan (as proposed to be amended). The following table sets forth, to the extent determinable, the number of options that will be received by certain individuals and groups during 1994 under the 1992 Plan if the Option Plan Amendment is approved, and options previously granted under the 1992 Plan. The dollar value of options to be awarded under the 1992 Plan is not determinable; the exercise price of the options will be at least 100% of the fair market value of the Common Stock on the date of grant. For certain information concerning the potential realizable value of options outstanding under the 1992 Plan, see "EXECUTIVE COMPENSATION - AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES."

                          1992 OPTION PLAN BENEFITS

Name and Position                                      Number of Units (1)

Robert A. Young III, Director and President -
  Chief Executive Officer                                     (2)(3)
Donald L. Neal, Senior Vice President -
 Chief Financial Officer                                      (2)(3)
David E. Stubblefield, ABF Senior Vice
  President - Marketing                                       (2)(3)
Jerry A. Yarbrough, ABF Senior Vice
  President - Operations                                      (2)(3)
Richard F.  Cooper, Vice President -
  Risk Management, General Counsel                            (2)(3)
John R. Meyers, Vice President - Treasurer                    (2)(3)
E. George Myers, Vice President - Human Resources             (2)(3)
R. David Slack, Vice President - Comptroller                  (2)(3)
Arthur J. Fritz, Jr., Director Nominee,
  Committee Member                                            7,500
John H. Morris, Director Nominee                              (2)(4)
Non-Executive Director Group                                22,500 (4)
Executive Group                                               (2)(3)
Non-Executive Officer Employee Group                          (2)(5)

<F1>
(1) Number of options to be granted during 1994 to the named individual or group under the 1992 Plan as proposed to be amended by the Option Plan Amendment.
<F2>
(2) Number of, and recipients of, options to be granted under the 1992 Plan are at the Committee's discretion and therefore are not determinable. None of these individuals would receive option grants as a result of the Option Plan Amendment.
<F3>
(3) For information concerning the number of options previously granted to each executive officer under the 1992 Plan, see "EXECUTIVE COMPENSATION
     - AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES."
<F4>
(4) Three members of this group, Messrs. Edelstein, Fritz, and Zakon, are Committee members and would each receive options for 7,500 shares of the Company's Common Stock under the Option Plan Amendment. Two members of this group, Messrs. Marquard and Morris, are not Committee members and would not receive any option grants as a result of the Option Plan Amendment. For information concerning the number of options previously granted to Messrs. Morris and Marquard under the 1992 Plan, see "BOARD OF DIRECTORS AND COMMITTEES - Director Compensation."
<F5>
(5) Under the 1992 Plan, thirty-seven members of this group received a total of 372,700 option shares on July 22, 1992 at a fair market value exercise price of $10.875 per share, and two members of this group received a total of 17,200 option shares on January 26, 1994 at a fair market value exercise price of $13.875 per share. None of this group would receive option grants as a result of the Option Plan Amendment.

The Board of Directors believes that the Option Plan Amendment to the 1992 Plan is in the best interest of the Company and its shareholders and is necessary to enable it to attract and retain qualified outside directors. The affirmative vote of a majority of the shares entitled to vote at the 1994 Annual Meeting is necessary for approval of the Option Plan Amendment.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

           3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of Ernst & Young served as independent auditors for the Company for the fiscal year ended December 31, 1993. Pursuant to the recommendation of the Audit Committee, the Board has appointed that firm to continue in that capacity for the fiscal year 1994, and recommends that a resolution be presented to shareholders at the 1994 Annual Meeting to ratify that appointment.

In the event the shareholders fail to ratify the appointment of Ernst & Young, the Board will appoint other independent public accountants as auditors. Representatives of Ernst & Young will attend the 1994 Annual Meeting. They will have the opportunity to make a statement and respond to appropriate questions from shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                OTHER MATTERS

The Board does not know of any matters that will be presented for action at the 1994 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to management should come before the 1994 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

                            COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers, or regular employees of the Company in person, by telephone, telegram, or other means. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation and sending of proxy material. The Company will pay approximately $1,000 for these services.

                SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

Pursuant to Securities and Exchange Commission regulations, shareholder proposals submitted for next year's proxy statement must be received by the Company no later than the close of business on December 12, 1994 to be considered. Proposals should be addressed to Richard F. Cooper, Secretary, Arkansas Best Corporation, 1000 South 21st Street, Fort Smith, AR 72901. In order to prevent controversy about the date of receipt of a proposal, the Company strongly recommends that any shareholder wishing to present a proposal submit the proposal by certified mail, return receipt requested.

                                   GENERAL

Upon written request, the Company will provide shareholders with a copy of its Annual Report on Form 10-K to the Securities and Exchange Commission (including financial statements and schedules thereto) for the fiscal year ended December 31, 1993, without charge. Direct written requests to:
Randall M. Loyd, Director, Financial Reporting, Arkansas Best Corporation, 1000 South 21st Street, Fort Smith, AR 72901.

            PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY



Fort Smith, Arkansas                         RICHARD F. COOPER
Date: April 11, 1994                             Secretary

                          ARKANSAS BEST CORPORATION
                              LIST OF EXHIBITS

Exhibit
  No.                                                                Page

 99.1      Arkansas Best Corporation Proxy Card

 99.2      Arkansas Best Corporation Stock Option Plan

 99.3      Amendment to the Arkansas Best Corporation
            Stock Option Plan